EXHIBIT 5

VEDDER PRICE                               VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                           222 NORTH LASALLE STREET
                                           CHICAGO, ILLINOIS 60601-1003
                                           312-609-7500
                                           FACSIMILE: 312-609-5005

                                           A PARTNERSHIP INCLUDING VEDDER, PRICE
                                           KAUFMAN & KAMMHOLZ, P.C. WITH OFFICES
                                           IN CHICAGO AND NEW YORK CITY

                                           October 26, 2001

Schawk, Inc.
1695 River Road
Des Plaines, Illinois 60018

Gentlemen:

     Reference is hereby made to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Schawk, Inc., a Delaware corporation (the "Company"), relating to the registration of 330,030 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), reserved for issuance pursuant to the Schawk, Inc. 1991 Outside Directors' Formula Stock Option Plan, as amended effective as of May 16, 2001 (the "Plan"). We have acted as counsel for the Company in connection with the Registration Statement.

     It is our opinion that such shares of Class A Common Stock, when issued and paid for in accordance with the terms of such Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion in connection with said Registration Statement.

                                           Very truly yours,

                                           /s/ Vedder, Price, Kaufman & Kammholz